Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

AMERICAS	One Liberty Plaza	EUROPE & MIDDLE EAST
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SAO PAULO	F: +1212 225 3999	COLOGNE
SILICON VALLEY		LONDON
WASHINGTON, D.C.	clearygottlieb.com	MILAN

ASIA		PARIS
HONG KONG		ROME
SEOUL
September 8, 2026
Somnigroup International Inc.
100 Crescent Ct. Suite 700
Dallas, Texas 75201
Re: Somnigroup International Inc. Post-Effective Amendment on Form S-8 to Registration Statement on Form S-4 (File No. 333-296998)
Ladies and Gentlemen:
We have acted as counsel to Somnigroup International Inc., a Delaware corporation (the “Company”), in connection with a post-effective amendment on Form S-8 (the “Post-Effective Amendment”) to the Company’s Registration Statement on Form S-4 (File No. 333-296998) initially filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2026, as amended by Amendment No. 1 thereto filed with the Commission on July 8, 2026, which the Commission declared effective at 4:00 p.m., Eastern Daylight Time, on July 9, 2026 (together with the Post-Effective Amendment, the “Registration Statement”), filed today with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) 725,227 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock” and such shares, the “Assumed Award Shares”), which may be issued by the Company pursuant to the Leggett & Platt, Incorporated Flexible Stock Plan, as amended and restated, effective as of May 21, 2026 (the “Plan”) upon the exercise, vesting or settlement of certain stock options, restricted stock unit awards and performance stock unit awards (collectively, the “Assumed Awards”) and (ii) up to 1,168,663 shares of Common Stock (the Assumed Shares”) which may be issued by the Company after the date hereof from the share reserve under the Plan. Together, the Assumed Awards and the Assumed Shares shall be referred to as the “Shares.” Pursuant to Section 2.7 of the Agreement and Plan of Merger, dated as of April 13, 2026 (the “Merger Agreement”), by and among the Company, Sparrow Unity Corporation, a wholly owned subsidiary of the Company, and Leggett & Platt, Incorporated (“Leggett & Platt”), at the effective time of the merger (the “Effective Time”), the Shares were assumed by the Company and converted into awards denominated in shares of Common Stock, as further described in the Registration Statement. The Company completed the acquisition of Leggett & Platt pursuant to the Merger Agreement on August 26, 2026.
We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.
Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the locations listed above.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when and to the extent issued, delivered and paid for in accordance with the terms of the Plan and, with respect to the Assumed Award Shares, the applicable award agreements, will be validly issued, fully paid and non-assessable.
The foregoing opinion is limited to the General Corporation Law of the State of Delaware.
We hereby consent to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,
Cleary Gottlieb Steen & Hamilton LLP

By:	/s/ Lillian Tsu
Lillian Tsu, a Partner
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